ASSUMPTION AGREEMENT


	AGREEMENT made as of May 1, 2017 between Principal
Management Corporation ("PMC") and Colonial First State Asset
Management (Australia) Limited (the "Sub-Advisor").

	WHEREAS, Principal Funds, Inc. is registered as an open-end management investment company under the Investment
Company Act of 1940, as amended (the "1940 Act");

	WHEREAS, PMC has been appointed as investment advisor to every series of Principal Funds, Inc. (each a "Fund" and together, the "Funds") pursuant to an Amended and Restated
Management Agreement dated September 14, 2016, as amended
(the "Investment Advisory Agreement");

	WHEREAS, PMC has entered into a Sub-Advisory
Agreement with the Sub-Advisor dated November 6, 2013, as amended (the "Sub-Advisory Agreement"), pursuant to which the Sub-Advisor serves as investment sub-advisor to certain of the Funds;

	WHEREAS, PMC will merge with and into Principal
Global Investors, LLC ("PGI") on or about May 1, 2017 (the foregoing referred to as the "Merger");

	WHEREAS, in connection with the Merger, PGI has agreed to assume PMC's responsibilities with respect to the Funds pursuant to the Investment Advisory Agreement;

	WHEREAS, in conjunction with its assumption of PMC's rights and responsibilities under the Investment Advisor
Agreement, PGI desires to assume PMC's rights and responsibilities under the Sub-Advisory Agreement;

	NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

      1.	PGI shall assume all rights and responsibilities of
PMC under the Sub-Advisory Agreement upon the completion of
the Merger.
      2.	The parties hereby agree that this Assumption
Agreement shall be attached to and made a part of the Sub-
Advisory Agreement.
[Signature Page Follows]
IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

PRINCIPAL MANAGEMENT CORPORATION




By:
/s/ Adam Shaikh




Name: Adam Shaikh



Title: Counsel







By:
/s/ Jennifer Block




Name: Jennifer Block



Title: Counsel


COLONIAL FIRST STATE ASSET
MANAGEMENT (AUSTRALIA) LIMITED




By:
/s/ Lee Aitken


(Authorized Officer)




Name: Lee Aitken



Title: Head of Operations